SCHEDULE A

List of Registrants and Funds

As of March 4, 2015

Columbia Funds Series Trust I
Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Growth Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
Columbia Adaptive Alternatives Fund
Columbia Adaptive Risk Allocation Fund
Columbia AMT-Free Connecticut Intermediate Muni Bond Fund
Columbia AMT-Free Intermediate Muni Bond Fund
Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund
Columbia AMT-Free New York Intermediate Muni Bond Fund
Columbia AMT-Free Oregon Intermediate Muni Bond Fund
CMG Ultra Short Term Bond Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Diversified Absolute Return Fund
Columbia Diversified Real Return Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Global Dividend Opportunity Fund
Columbia Global Energy and Natural Resources Fund
Columbia Global Technology Growth Fund
Columbia Global Inflation-Linked Bond Plus Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Intermediary Alternatives Fund
Columbia Intermediate Bond Fund
Columbia Large Cap Growth Fund
Columbia Multi-Asset Income Fund
Columbia Mid Cap Growth Fund
Columbia New York Tax-Exempt Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Select Large Cap Growth Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Tax-Exempt Fund
Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund

Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Core Bond Fund
Columbia Variable Portfolio – Managed Volatility Conservative Fund
Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund
Columbia Variable Portfolio – Managed Volatility Growth Fund
Columbia Variable Portfolio – Multi-Strategy Alternatives Fund
Columbia Variable Portfolio – Select Large Cap Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
Variable Portfolio – AQR Managed Futures Strategy Fund
Variable Portfolio – Goldman Sachs Commodity Strategy Fund
Variable Portfolio – Multi-Manager Diversified Income Fund
Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund
Variable Portfolio – Pyrford International Equity Fund

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of the date set forth above.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Managing Director and Chief Operating Officer

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters
Title:	Managing Director and Head of Global Institutional Distribution

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart Strong
Name:	Lyn Kephart-Strong
Title:	President